NOTE ASSIGNMENT AND PURCHASE AGREEMENT

Dated:  31 October 2017        Amount:  $1,407,780.60

THIS NOTE ASSIGNMENT AND PURCHASE AGREEMENT ("Note") is entered into this 31st day of October 2017, by and among Rountree Consulting, Inc. ("Rountree", "Assignor")), a California corporation, Phenix Ventures, LLC ("Phenix", "Assignee"), a Wyoming limited liability company, and Eco Science Solutions, Inc.  ("ESSI", "Company"), a Nevada corporation, wherein Phenix agrees to purchase debt owed to Rountree by ESSI in the amount of One Million Four Hundred Seven Thousand Seven Hundred Eighty Dollars Sixty Cents ($1,407,780.60) on the terms and conditions set forth below:

WHEREAS, the Assignor is the legal and beneficial owner of the following:
(a)
that certain debt in principal amount of Nine Hundred Twenty-Six Thousand Four Hundred Seventy-Four Dollars Ninety-Seven Cents ($926,474.97), plus accrued interest in the amount of Five Thousand Sixty-Eight Dollars Sixty-Eight Cents ($5,468.68) for a total of Nine Hundred Thirty-One Thousand Nine Hundred Forty-Three Dollars Sixty-Five Cents ($931,943.65), and evidenced by the attached Notes and set forth in the table on Schedule 1; and

(b)	Certain unpaid invoices owed to Rountree in the amount Four Hundred Seventy-Five Thousand Eight Hundred Thirty-Six Dollars Ninety-Five Cents ($475,836.95)
WHEREAS, together, (a) and (b) above equal the amount of $1,407,780.60; hereinafter collectively referred to as the "Debt".
WHEREAS, Assignor desires to assign to Assignee and Assignee desires to assume from Assignor, its rights as a holder of (a) the Debt; and (b) all related documents under which the Assignor has rights or interests in and referred to in (a) through (b) in this paragraph (collectively, the "Debt Documents"), on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein;
NOW THEREFORE, IN EXCHANGE FOR VALUABLE CONSIDERATION, in the amount of $1,407,780.60, Phenix Ventures, LLC, the undersigned, hereby agrees to purchase debt owed to Rountree, by ESSI, the principal sum of $926,474.97, plus accrued, and unpaid interest, in the amount of $5,468.68, as well as unpaid invoices in the amount of $475,836.95, for a total amount of $1,407,780.60 to be repaid by the Company, to Assignee, on or before November 1, 2018 ("Maturity Date"), in accordance with the following terms:
1. Purpose.

(a)
Between the dates of January 29, 2016, through October 6, 2017, Rountree Consulting loaned ESSI Nine Hundred Twenty-Six Thousand Four Hundred Seventy-Five Dollars ($926,475) for operational expenses and evidenced by the notes attached (and as shown in the table below);

(b)	Interest accrued on those loans in the amount of $5,468.68, which remains unpaid;

(c)	Invoices owed to Rountree in the amount of $475,836.95 were unpaid

2. Terms. Principal and Interest Payment:  Principal payment of $1,407,780.60, along with any accrued and unpaid interest shall be paid by the Company, and to the Assignee, on or before the Maturity Date as follows:
(a)
With thirty days notice of the Maturity Date, and at the Assignee's option, the entire principal amount, or any portion thereof, and all accrued and unpaid interest shall, on the Maturity Date, be either; (a) paid by the Company, to the Assignee; or

(b)	converted into Common Shares of Eco Science Solutions, Inc. in accordance with Section 4 below.
3. Interest.  Interest shall be one percent (1%) per annum, beginning on November 1, 2017, on the total amount of the Debt ($1,407,780.60) and paid every one hundred and twenty (120) days on any outstanding balance and shall begin to accrue on the date of conveyance.
4.  Conversion.  At the Maturity Date of this convertible debenture, Lender has the option to:

(a)
Convert the $1,407,780.60 Debt, plus accrued interest, into shares of Eco Science Solutions, Inc. Common Stock, at the rate of 15% discount to the closing price on the day of Lender's conversion request, per share; or

(b)	Assignee may demand full payment of $1,407,780.60 or any unpaid balance of the original Debt, plus accrued interest from the Company.

5.  Costs of Conversion.  In the event Assignee opts to convert the debt into shares, Assignee shall be responsible for costs associated with the deposit of the Shares.

6.  Taxes.  The Company shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of the Common Stock upon conversion; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of delivery of any certificate of such shares in a name other than that of Holder.

7.  Notice.  Notice shall be deemed sufficiently given or made if by personal service, certified or registered mail, confirmed facsimile or via email with confirmation of receipt, and given as follows:

To the Company:

Mr. Jeffery Taylor
Eco Science Solutions, Inc.
1135 Makawao Avenue, Suite 103-188
Makawao, Hawaii 96768-7402

And to the Assignor:

Rountree Consulting, Inc.
300 S El Camino Real
San Clemente, California 92672

And to the Assignee:

Phenix Ventures, LLC
1712 Pioneer Avenue, Suite 1206
Cheyenne, Wyoming 82001

8.  Amendments.  This Agreement may not be amended, or modified in any manner, without mutual agreement in writing by both parties.

9.  Assignment:  This Agreement may not be assigned or transferred by either party without express written agreement by both parties.

10. Authority:  Each party represents and warrants that they have the authority to consummate the transactions contemplated by this Agreement to the extent required by the terms and conditions set forth in this Agreement.

11.  Consent to Jurisdiction. The Assignor and the Assignee hereby agree and consent that any action, suit or proceeding arising out of this Note may be brought in any appropriate court in the State of Nevada, including the United States District Court of Nevada, having jurisdiction over the subject matter, and by the issuance and execution of this Note both the Assignor and the Assignee irrevocably consent to the jurisdiction of each such court.

12.  Transfer.  This Note shall be transferred on the books of the Company only by Holder or by his/her attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment.  The Company shall be entitled to treat any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada.

This Agreement, in its entirety, constitutes the valid and binding obligations of both the Assignor and the Assignee, enforceable in accordance with its terms.

The undersigned, by signing below, acknowledge that they have read, understood, and agree with the terms set forth in this Note Assignment and Purchase Agreement.

IN WITNESS WHEREOF, the undersigned acknowledge receipt of a completed copy of this instrument, dated this 31st day of October 2017.

Eco Science Solutions, Inc.

By: /s/Jeffery Taylor
      Jeffery Taylor, President/CEO

Rountree Consulting, Inc.

By:  /s/Michael Rountree
       Michael Rountree, Principal

Phenix Ventures, LLC

By: /s/Gannon Giguiere
      Gannon Giguiere, Managing Member

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